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                                                                       EXHIBIT 4

                          PLEDGE AND SECURITY AGREEMENT
                               (MGN AMERICA, INC.)

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of February 11, 2003, made by MGN AMERICA, INC., a Nevada corporation ("Pledgor"), in favor of BANK LEUMI LE-ISRAEL B.M. ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender has agreed to extend credit up to an aggregate amount of US$30,000,000 (the "Credit") to GAZIT GLOBE (1982) LTD., a company incorporated under the laws of Israel ("Gazit"), upon the terms and subject to the conditions set forth in that certain (i) commitment letter dated October 28, 2002, between Lender and Gazit (as amended, supplemented or otherwise modified from time to time, the "Commitment Letter"), (ii) General Conditions for Opening an Account and Receiving Credits in Foreign Currency and in Israeli Currency dated November 25, 1994, between Lender and Gazit (as amended, supplemented or otherwise modified from time to time, the "General Terms"), (iii) Letter of Undertaking (re: compliance with margin regulations) dated February 11, 2003, from Gazit in favor of Lender (as amended, supplemented or otherwise modified from time to time, the "Letter of Undertaking"), and (iv) Deed of Pledge (Pledge and assignment of rights by way of charge) dated February 11, 2003, between Gazit and Lender (as amended, supplemented or otherwise modified from time to time, the "Deed of Pledge," and together with the Commitment Letter, the General Terms and the Letter of Undertaking, and any other documents or agreements entered into by Gazit in favor of Lender in connection with the Credit, the "Credit Documents"); and

         WHEREAS, Gazit intends to loan or contribute the proceeds of the Credit to Pledgor, its subsidiary, in order that Pledgor may purchase of up to 4,284,820 shares of the common stock, par value $.01 per share, of Equity One, Inc.(collectively, the "EOI Shares"); and

         WHEREAS, pursuant to an Assignment Agreement dated February 11, 2003, between MGN (USA), Inc. and Pledgor, MGN (USA), Inc. has assigned to Pledgor (i) its rights to purchase the EOI Shares under the Equity One, Inc. Common Stock Purchase Agreement (as hereinafter defined), and (ii) its registration rights under the Registration Rights Agreement (as hereinafter defined) with respect to the EOI Shares; and

         WHEREAS, it is a condition precedent to the obligation of Lender to grant the Credit that, among other things, Pledgor, (i) guarantee the payment and performance of the Credit and all other obligations of Gazit under the Credit Documents pursuant to the Guarantee (as hereinafter defined), and (ii) execute and deliver this Agreement to Lender to secure the payment and performance of Pledgor's obligations under the Guarantee;

         NOW, THEREFORE, in consideration of the premises and to induce Lender to grant the Credit under the Credit Documents, Pledgor hereby agrees as follows:

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                  1.       Defined Terms.

                           (a) Unless otherwise defined herein, terms defined in the Guarantee and used herein shall have the meanings given to them in the Guarantee. All terms not defined herein or in the Guarantee shall have the meanings set forth in the UCC (as hereinafter defined), except where the context otherwise requires, provided that, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, then such term shall have the meaning specified in Article 9 of the UCC.

                           (b) The following additional terms, as used herein, shall have the following respective meanings:

                           "Agreement and Plan of Merger": means that certain
                  Agreement and Plan of Merger dated October 28, 2002, between IRT and EOI, as amended, supplemented and modified from time to time.

                           "Cash Collateral Account Agreement": means that
                  certain Cash Collateral Account Agreement dated as of the date hereof, among Lender, Pledgor and Bank Leumi USA, as amended, supplemented or modified from time to time.

                           "Collateral Account": shall have the meaning
                  specified in Section 4 hereof.

                           "EOI": means Equity One, Inc., a Maryland
                  corporation.

                           "Equity One, Inc. Common Stock Purchase Agreement":
                  means that certain Equity One, Inc. Common Stock Purchase Agreement dated as of October 28, 2002, between EOI and each of the purchasers party thereto (including, without limitation, MGN (USA), Inc.), as amended, supplemented or modified from time to time.

                           "Equity One, Inc. Voting Agreement": means that
                  certain Equity One, Inc. Voting Agreement dated October 28, 2002, among IRT, EOI and certain stockholders party thereto (including, without limitation, MGN (USA), Inc.), as amended, supplemented or modified from time to time.

                           "Event of Default": means the occurrence and
                  continuance of any of the following; (i) the default by Pledgor or Gazit in the observance or performance of any its agreements, undertakings or obligations, now or hereafter existing, (A) under and in accordance with this Agreement, the Guarantee, the Cash Collateral Account Agreement, or any Credit Document, or (B) in connection with any other loan or other extension of credit now or hereafter made available by Lender to Pledgor or Gazit, as the case may be, (ii) any representation or warranty given by Pledgor or Gazit (A) in this Agreement, the Guarantee, the Cash Collateral Account Agreement, or in any Credit Document, or (B) in connection with any other loan or other extension of credit now or hereafter made available by Lender to Pledgor or Gazit, as the case may be, proves to have been incorrect in any material respect on or as of the date made or deemed made, or (iii) any event that entitles Lender in accordance with any Credit

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                  Document, or any other agreement, undertaking, instrument or document now or hereafter entered into by Pledgor or Gazit, to require, prior to the maturity date thereof, immediate repayment of all or any outstanding amount of the Credit or any other loan or other extension of credit now or hereafter made available by Lender to Pledgor or Gazit, including without limitation, any event deemed to be an "event of default" under any Credit Document or any such other agreement, undertaking, instrument or document.

                           "Guarantee": means that certain Guarantee dated as of
                  the date hereof from Pledgor in favor of Lender, pursuant to which Pledgor has unconditionally guaranteed the prompt payment and performance of the Credit and all other obligations, liabilities and indebtedness of Gazit, now existing or hereafter incurred, under or in connection with the Credit Documents or any other loan, extension of credit or accommodation now or hereafter made or granted by Lender, as the Guarantee may be amended, supplemented or otherwise modified from time to time.

                           "IRT": means IRT Property Company, a Georgia
                  corporation.

                           "Issuer": means EOI.

                           "Material Adverse Effect": means (X) a material
                  adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Pledgor or Gazit, (b) the validity or enforceability of this Agreement, the Guarantee, the Cash Collateral Account Agreement, or any of the Credit Documents in any manner that prevents the practical realization by Lender of the benefits intended by this Agreement, the Guarantee, the Cash Collateral Account Agreement, and/or the Credit Documents, or (c) the rights or remedies of Lender hereunder or under the Guarantee, the Cash Collateral Account Agreement, or any of the Credit Documents in any manner that prevents the practical realization of the benefits purported to be provided by such rights and remedies with respect to Lender's ability to realize upon the principal benefits or security intended to be provided by this Agreement, the Guarantee, the Cash Collateral Account Agreement, and/or the Credit Documents, (Y) any impairment to the validity, perfection or priority of the security interest of Lender in the Pledged Collateral in any manner whatsoever, and/or (Z) an Event of Default.

                           "Person": means an individual, partnership, limited
                  liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                           "Pledged Shares": means all EOI Shares, purchased at
                  any time and from time to time by Pledgor from the Issuer pursuant to the Equity One, Inc. Common Stock Purchase Agreement, up to a maximum aggregate number of 4,284,820 shares of such stock, and all proceeds thereof.

                           "Registration Rights Agreement": means that certain
                  Registration Rights

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                  Agreement dated as of October 28, 2002, among EOI and the
                  purchasers party thereto, including, without limitation, MGN
                  (USA), Inc., as may be amended, supplemented or modified from time to time.

                           "Requirement of Law" means as to any Person, the
                  certificate of incorporation, certificate of formation, limited liability company agreement, and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, decree or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                           "Secured Obligations": means all obligations,
                  liabilities and indebtedness of Pledgor and/or Gazit now or hereafter owing to Lender under or in connection with the Credit or any other loan, extension of credit or accommodation now or hereafter made or granted by Lender (each such other loan, extension of credit or accommodation, an "Other Credit"), including, without limitation, all obligations, liabilities and indebtedness of Pledgor and/or Gazit under this Agreement, the Guarantee, the Cash Collateral Account Agreement, and/or the Credit Documents, as the case may be, including, without limitation, (i) all unpaid principal of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Pledgor or Gazit, whether or not allowed or allowable as a claim in any such proceeding) on, any loan or other credit granted under or in connection with the Credit Documents or any Other Credit, (ii) all expenses, costs of collection and any other amounts payable to Lender by Pledgor or Gazit under this Agreement, the Guarantee, the Cash Collateral Account Agreement, and/or any Credit Document, or any Other Credit, as the case may be (including, without limitation, all fees and disbursements of counsel to Lender that are required to be paid by Pledgor or Gazit to Lender pursuant to this Agreement, the Guarantee, the Cash Collateral Account Agreement, or any Credit Document, or any Other Credit, as the case may be), and (iii) any renewals or extensions of the Credit or Credit Documents or any Other Credit.

                           "Securities Act": shall have the meaning specified in
                  subsection 12(a) hereof.

                           "UCC": shall have the meaning specified in subsection
                  12(a) hereof.

                           (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                           (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Pledge; Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by

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acceleration or otherwise) of the Secured Obligations, Pledgor hereby assigns, pledges and hypothecates to the Lender, and grants to Lender a security interest in (all being collectively referred to as the "Pledged Collateral"), all of its right, title and interest in and to:

                           (a) the Pledged Shares and the certificates representing the Pledged Shares, and all stock dividends, cash dividends, payments, securities and property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Shares;

                           (b) all contract and other rights related to the foregoing, including without limitation, all registration rights under the Registration Rights Agreement; provided, however, the foregoing described rights shall cover only one (1) "Demand Registration" (as such term is defined in Section 2.1 of the Registration Rights Agreement) (collectively, the "Pledged Shares Rights");

                           (c) the Collateral Account, and all monies held therein or credited thereto; and

                           (d)      all proceeds of any of the foregoing.

                  3. Delivery of Pledged Shares. All certificates or instruments representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, substantially in the form of Exhibit B hereto, all in form and substance satisfactory to Lender. Lender shall have the right, at any time in its discretion and without notice to Pledgor following the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of Lender any or all of the Pledged Shares. In addition, Lender shall have the right to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

                  4. Collateral Account. Pledgor has established, and shall hereafter maintain, with Bank Leumi USA in New York, New York, non interest-bearing cash collateral deposit account number 22-005641-18 and interest bearing cash collateral deposit account number 22-005641-02 (collectively, the "Collateral Account"). All cash dividends and other cash proceeds attributable to the Pledged Shares shall be deposited into the Collateral Account promptly upon receipt of same by Pledgor. The Collateral Account shall be subject to the terms of this Agreement and shall be under the "control" (as defined in section 9-104 of the UCC) of Lender pursuant to the terms of the Cash Collateral Account Agreement. The Collateral Account, and all monies deposited therein or credited thereto, shall constitute security for the Secured Obligations.

                  5. Representations and Warranties. Pledgor hereby represents and warrants that the following statements are true, correct and complete in all material respects:

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                           (a)      Each of the representations and warranties
         made by Pledgor in the Guarantee and the Cash Collateral Account Agreement is true and correct on and as of the date hereof as though made on and as of the date hereof.

                           (b) On the date of each "Initial Closing" or "Subsequent Closing" (as such terms are defined in the Equity One, Inc. Common Stock Purchase Agreement, hereinafter a "Purchase Closing Date"), (i) Pledgor will be the record, legal and beneficial owner of that number of EOI Shares so purchased in accordance with the Equity One, Inc. Common Stock Purchase Agreement and promptly notified to Lender in writing, (ii) such EOI Shares, to Pledgor's knowledge, will have been duly authorized and validly issued and will be fully paid and nonassessable, and (iii) there will be no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase or sale of such EOI Shares or any outstanding securities convertible into such EOI Shares, and there will be no preemptive rights of Issuer or any other Person with respect to such EOI Shares, other than in connection with the Agreement and Plan of Merger.

                           (c) Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, the Equity One, Inc. Common Stock Purchase Agreement, the Registration Rights Agreement and the Equity One, Inc. Voting Agreement, which restricts in any manner the rights of Lender or any other present or future holder of any of the Pledged Shares with respect thereto.

                           (d) Upon each purchase by Pledgor of EOI Shares in accordance with the Equity One, Inc. Common Stock Purchase Agreement, and the making of the Loan by Lender in connection therewith, this Agreement will create in favor of Lender a valid security interest in the EOI Shares, and such EOI Shares shall constitute Pledged Shares securing the payment and performance of the Secured Obligations. Upon delivery to Lender of the stock certificate(s) evidencing such Pledged Shares indorsed to Lender or in blank by an effective endorsement, Lender shall have a duly perfected security interest in such Pledged Shares, free of any adverse claim.

                           (e) This Agreement is effective to create in favor of Lender a valid security interest in the Collateral Account securing the payment and performance of the Secured Obligations. Upon execution and delivery of the Cash Collateral Account Agreement by the parties thereto, Lender will have a first priority duly perfected security interest in the Collateral Account and such security interest shall remain perfected so long as Lender retains "control" (as defined in Section 9-104 of the UCC) of the Collateral Account.

                          (f) Upon filing a financing statement in recordable form with the Office of the Secretary of State of Nevada naming Pledgor as debtor and Lender as secured party, describing the Pledged Shares Rights, and (ii) each purchase by Pledgor of EOI Shares in accordance with the Equity One, Inc. Common Stock Purchase Agreement, Lender will have a duly perfected security interest in all right, title and interest of Pledgor in the Pledged Shares Rights with respect to such EOI Shares.

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                          (g)       Subject to the restrictions contained in the
         Agreement and Plan of Merger, the Equity One, Inc. Voting Agreement, the Equity One, Inc. Common Stock Purchase Agreement and the Registration Rights Agreement, no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for (i) the pledge by Pledgor of, or the grant by Pledgor of a security interest in, the Pledged Collateral pursuant to this Agreement, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Lender of any rights (including without limitation, voting rights) or remedies provided for in this Agreement in respect of the Pledged Collateral (except for the filing of the financing statement as described in Section 5(f) above, or as has already been obtained or taken, or as may be required in connection with the disposition of the Pledged Shares by laws affecting the offering and sale of securities generally).

                          (h) The execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the purchase and delivery of the EOI Shares to Lender on each Purchase Closing Date, (A) do not and will not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order or decree to which Pledgor is subject, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, and (B) do not and will not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage or indenture to which Pledgor is a party or subject, or to which any of its assets is subject, other than as set forth in the Equity One, Inc. Voting Agreement and the Registration Rights Agreement.

                          (i) Pledgor has the corporate power and authority to enter into this Agreement and to grant to Lender a security interest in the Pledged Collateral hereunder. This Agreement has been duly executed and delivered by Pledgor and is the legal, valid and binding obligation of Pledgor enforceable against it in accordance with the terms hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any case or proceeding therefore may be brought.

                          (j) Pledgor (i) is the sole owner of, and has rights in, and good and marketable title to, the Collateral Account, free and clear of any and all liens, charges, encumbrances, security interests or claims thereon of any Person (other than Lender), and
         (ii) on each Purchase Closing Date, will be the sole owner of, and will have rights in, and good and marketable title to, the EOI Shares so purchased and the related Pledged Shares Rights, free and clear of any and all liens, charges, encumbrances, security interests or claims thereon of any Person (other than Lender and as set forth in the Equity One, Inc. Voting Agreement). No financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as have been filed in favor of Lender pursuant to this Agreement. There are no liens, security interests, charges or other encumbrances of any kind on, in or against the Pledged

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         Collateral, except those in favor of Lender, other than in connection with the Equity One, Inc. Voting Agreement.

                          (k) The name of Pledgor set forth on the first page of this Agreement is Pledgor's correct and complete legal name. Pledgor's chief executive office and principal place of business since its inception has been located at Pledgor's address(es) specified in
         Section 18 of this Agreement.

                          (l) All information heretofore, herein or hereafter supplied to Lender by or on behalf of Pledgor with respect to the Pledged Collateral is and will be accurate and complete in all material respects.

                          (m) There are no agreements, understandings or other contractual arrangements of any kind (written or oral) between Pledgor and any other Person (including any affiliate of Pledgor), regarding the exercise of the registration rights with respect to the Pledged Shares, other than as expressly set forth in this Agreement and the Registration Rights Agreement.

                  6. Covenants Relating to the Pledged Collateral. Pledgor covenants and agrees with Lender that, from and after the date of this Agreement until the Secured Obligations are indefeasibly paid in full and this Agreement is terminated and the security interests created hereby are released:

                           (a) On each Purchase Closing Date, Pledgor will deliver, or cause to be delivered, to Lender to hold as Pledged Collateral pursuant to this Agreement, one or more share certificates, duly issued and registered in the name of Pledgor, evidencing the EOI Shares purchased by Pledgor from EOI on such Purchase Closing Date, together with an undated stock power covering each such share certificate, duly executed by Pledgor. Pledgor will, from time to time, at Pledgor's expense, and upon Lender's request, promptly execute and/or deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, to enable Lender to exercise and enforce the rights and remedies of Lender hereunder with respect to any Pledged Collateral or to carry out the provisions and purposes hereof. Without limiting the generality of the foregoing, Pledgor will at its sole expense: (i) upon Lender's request, authenticate, in recordable form, and deliver to Lender any financing or continuation statements, or amendments thereto, and such other instruments, assurances, documents or notices and take such further actions, as may be necessary or desirable, or as Lender may reasonably request, in order to vest in and assure to Lender its rights hereunder and in the Pledged Collateral, and otherwise to perfect and preserve the security interests and full benefits granted or purported to be granted hereby under the laws of any applicable jurisdiction; and (ii) upon Lender's request, appear in and defend any action or proceeding that may affect Pledgor's title to or the security interest of Lender in the Pledged Collateral.

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                           (b)      Pledgor will, promptly upon request, provide
         to Lender all information and evidence it may reasonably request concerning the Pledged Collateral to enable Lender to enforce the provisions of this Agreement.

                           (c) Pledgor will, immediately upon receipt of same as registered owner of the Pledged Shares, deliver to Lender copies of all notices, letters and other written communications and information received from time to time from Issuer.

                           (d) Promptly upon its purchase or acquisition of any additional non-registered shares of stock of the Issuer, Pledgor will make a good-faith effort to give Lender written notice of each such purchase or acquisition and the details thereof (including, without limitation, whether or not Pledgor was granted or otherwise received registration rights in respect of such additional shares).

                           (e) Pledgor will comply with all Requirements of Law applicable to it and the Pledged Collateral or any portion thereof, except to the extent that the failure to comply would not reasonably be expected to have a Material Adverse Effect.

                           (f) Pledgor will pay promptly when due any taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of its income or profits therefrom, as well as all claims of any kind, unless any of the foregoing are have been effectively stayed within 10 days of the occurrence or imposition thereof, or are being contested in good faith by Pledgor and as to which adequate reserves have been set aside on its books.

                           (g) Pledgor will advise Lender promptly in writing, in reasonable detail, of (A) any lien, charge, claim or other encumbrance made or asserted against Pledgor or any of the Pledged Collateral, (B) any material change in the composition of the Pledged Collateral, (C) the occurrence of any event or condition which to its knowledge is likely to have a Material Adverse Effect, and (D) any bankruptcy or litigation case or proceeding relating to Pledgor or any of the Pledged Collateral.

                           (h) Concurrently with the execution and delivery of this Agreement, Pledgor shall execute and deliver to Lender, the Cash Collateral Account Agreement.

                           (i) Pledgor will not amend or modify, or waive compliance with, any term, condition or provision of the Equity One, Inc. Voting Agreement, Equity One, Inc. Common Stock Purchase Agreement, the Registration Rights Agreement or its Articles of Incorporation without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                           (j) Pledgor will not create, incur assume or suffer to exist any lien, security interest, encumbrance or charge of any kind upon the Pledged Collateral, except liens, security interests, encumbrances or charges in favor of Lender or as set forth in the Equity One, Inc. Voting Agreement.

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                           (k)      Pledgor will not sell, transfer or otherwise
         dispose of any Pledged Collateral, or attempt, offer or contract to do so, except as expressly permitted by this Agreement.

                           (l) Pledgor will not, without giving Lender at least forty-five (45) days prior written notice thereof, change its name, identity or organizational structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading.

                           (m)      Pledgor will indemnify Lender, its
         directors, officers and employees and each legal entity, if any, who controls Lender (the "Indemnified Parties"), and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, all legal fees and expenses of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor), which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution, delivery or enforcement of, or performance under, this Agreement, provided that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this subsection shall survive the termination of this Agreement and the repayment of the Secured Obligations. Pledgor may participate at its expense in the defense of any such claim.

                           (n) Pledgor will give Lender not less than thirty (30) days prior written notice of its intention to exercise its right to one (1) "Demand Registration" pursuant to Section 2.1 of the Registration Rights Agreement. Except as expressly set forth in the preceding sentence, Pledgor will not exercise any of Pledgor's registration rights (including without limitation the other right to "Demand Registration" s) under the Registration Rights Agreement, without the prior written consent of Lender; it being understood and agreed that such other right to a "Demand Registration" and all other rights under the Registration Rights Agreement constitute Pledged Collateral subject to Lender's security interest pursuant to this Agreement.

                           (o) Pledgor will not enter into, or suffer to exist, any agreement, understanding or other contractual arrangement of any kind (written or oral) between Pledgor and any other Person (including any affiliate of Pledgor), regarding the exercise of the Pledged Shares Rights with respect to the Pledged Shares, other than as expressly set forth in this Agreement and the Registration Rights Agreement.

                  7.       Voting Rights; Dividends; Etc.

                           (a) So long as no Event of Default shall have occurred and is continuing and Lender shall not have delivered to Pledgor notice of its election to exercise the rights set forth in subsection (b) below, Pledgor shall be entitled, subject to the Equity One, Inc. Voting Agreement, to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Guarantee; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Lender's reasonable judgment, such action or inaction would have a Material Adverse Effect or a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided further, that Pledgor shall not exercise any such right to amend or modify [Article VII of Issuer's Articles of Amendment and Restatement] without the prior written consent of Lender. Notwithstanding the foregoing to the contrary, Pledgor may exercise such voting rights in any way that may dilute its percentage interest in the Issuer evidenced by the Pledged Shares from the percentage interest in effect immediately prior to such action or inaction with the prior written consent of Lender (which consent shall not be unreasonably withheld so long as (i) no Default or Event of Default has occurred and is continuing, and (ii) Lender is reasonably satisfied that the Issuer has or will receive fair consideration for the issuance of any new shares or other action causing such dilution).

                           (b)      Upon the occurrence and during the
         continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to subsection 7(a) shall cease to be effective upon notice by Lender to Pledgor of Lender's intent to exercise its rights hereunder, and upon delivery of such notice, all such rights shall become vested in Lender, who shall thereupon have the sole right to exercise such voting and other consensual rights so long as such voting and other consensual rights are not exercised in a manner inconsistent with Section 1.2 of the Equity One, Inc. Voting Agreement. In order to effect such transfer of rights, Lender shall have the right, upon such notice, to date and present to Issuer the irrevocable proxy executed by Pledgor substantially in the form attached hereto as Exhibit A. It is understood and agreed by the parties hereto that upon termination of the Equity One, Inc. Voting Agreement in accordance with its terms, (i) the foregoing irrevocable proxy and voting and other consensual rights granted to Lender pursuant to this subsection shall no longer be subject to, or limited in any way by, the Equity One, Inc. Voting Agreement, and/or (ii) Pledgor shall, upon the request of Lender, promptly execute and deliver to Lender such additional and/or replacement irrevocable proxies as may be required by Lender in order to effect under applicable law - the voting and other consensual rights intended to be transferred by Pledgor to Lender pursuant to this subsection."

                           (c) Any and all (i) cash dividends and other cash distributions received, receivable or otherwise paid or payable in respect of any of the Pledged Shares (including without limitation any sums paid upon or in respect of the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization, liquidation or dissolution of the Issuer) shall be received in trust for the benefit of Lender as additional Pledged Collateral, shall be segregated from other funds of Pledgor, and shall be deposited forthwith into the Collateral Account in the same form as so received (with any necessary endorsement), and
         (ii) any and all stock dividends, securities, instruments and other rights, property or proceeds (other than cash or checks) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Shares (including without limitation any distribution upon or in respect of the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization, liquidation or dissolution of the Issuer), shall be received in trust for the benefit of Lender, and shall be delivered forthwith to Lender in the same form as so received (with any necessary endorsement) to be held as Pledged Collateral under this Agreement.

                  8.       Transfers and Other Liens; Additional Shares.

                           (a) Except as otherwise permitted by this Agreement, Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise), transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral,
         (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the security interests created by this Agreement, or (iii) enter into any other contractual obligations (other than the Equity One, Inc. Voting Agreement, the Equity One, Inc. Common Stock Purchase Agreement and the Registration Rights Agreement) which could reasonably be expected to restrict or inhibit Lender's rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence of an Event of Default.

                           (b) Pledgor agrees that, except as set forth in the Agreement and Plan of Merger and the Equity One, Inc. Voting Agreement, it will (i) not cause, approve or vote to permit Issuer to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in substitution for the Pledged Shares, without the prior written consent of Lender, and (ii) deliver hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Pledged Collateral. Pledgor hereby authorizes Lender to modify this Agreement by unilaterally amending the description of the Pledged Collateral to include such shares of stock or other securities.

                  9. Lender Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Lender as Pledgor's attorney-in-fact, with full power of substitution and with full authority in the place and stead of Pledgor and in the name of Pledgor, Lender or otherwise, from time to time in Lender's sole discretion to take any action (including completion and presentation of any proxy) and to execute and deliver any instrument, assignment, mortgage, notice, pledge, document or agreement that Lender may deem necessary or advisable to accomplish the purposes of the creation, attachment, perfection, maintenance or continuance of Lender's security interest in the Pledged Collateral under any applicable law, in each instance, so long as such power of attorney is not exercised in a manner inconsistent with Section 1.2 of the Equity One, Inc. Voting Agreement, including, without limitation, but subject to the foregoing qualification, to (i) receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof, (ii) exercise the voting and other consensual rights pertaining to the Pledged Collateral in accordance with subsection 7(b), so long as such voting and other consensual rights are not exercised in a manner inconsistent with Section 1.2 of the Equity One, Inc. Voting Agreement; (iii) exercise on and after the occurrence of any Event of Default any demand, piggyback or other registration rights provided in the Registration Rights Agreement constituting Pledged Shares Rights, and (iv) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Pledged Collateral as fully and completely as though Lender was the absolute owner thereof for all purposes, and to do, at Lender's option and Pledgor's expense, at any time or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon the Pledged Collateral in accordance with the provisions hereof. Pledgor hereby ratifies and approves all acts of Lender made or taken pursuant to this Section 9. Except as specifically set forth in Section 11 hereof, neither Lender nor any person designated by Lender shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, shall be irrevocable until all Secured Obligations (other than indemnity obligations) shall have been paid in full and the Credit Documents shall have been terminated. It is understood and agreed by the parties hereto that upon termination of the Equity One, Inc. Voting Agreement in accordance with its terms, (i) the foregoing irrevocable power of attorney granted to Lender pursuant to this section shall no longer be subject to, or limited in any way by, the Equity One, Inc. Voting Agreement, and/or (ii) Pledgor shall, upon the request of Lender, promptly execute and deliver to Lender such additional and/or replacement irrevocable powers of attorney as may be required by Lender in order to effect under applicable law the power of attorney intended to be granted by Pledgor to Lender pursuant to this section.

                  10. Lender May Perform. If Pledgor fails to perform any agreement contained herein, then Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 15 hereof, and shall be a part of the Secured Obligations.

                  11. Limitation on Duty of Lender with Respect to the Pledged Collateral. The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder and other collection and enforcement rights of a secured party under the UCC requiring the exercise in a commercially reasonable manner, Lender shall have no other duty with respect to any Pledged Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment that is substantially equivalent to that which Lender accords its own property, it being expressly agreed that Lender shall have no responsibility (other than to exercise certain collection and enforcement rights in a commercially reasonable manner as specifically required by the UCC) for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but Lender may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

                  12. Remedies upon Event of Default. If any Event of Default shall have occurred and is continuing:

                           (a) Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, whether or not the UCC applies to the affected Pledged Collateral, and Lender may also, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below), to or upon Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), forthwith sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale, at any exchange, broker's board or office, or at any of Lender's offices or elsewhere, for cash, on credit, or for future delivery, without assumption of any credit risk, at such price or prices and upon such other terms and conditions as Lender deems commercially reasonable. Pledgor acknowledges and agrees that such a private sale may result in prices and other terms that may be less favorable to the seller than if such sale were a public sale. Pledgor agrees that, to the extent notice of sale shall be required by law, at least fourteen (14) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, and to the extent that notice of sale shall not be required by law, Lender agrees to use its commercially reasonable best efforts to give to Pledgor at least fourteen (14) days' prior written notice of the time and place of any public or private sale of the Pledged Collateral. At any sale of the Pledged Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Pledged Collateral or any portion thereof. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Issuer to register such securities for public sale under the Securities Act of 1933, as from time to time amended (the "Securities Act"), or under applicable state securities laws, even if Issuer would agree to do so. To the extent permitted by law, Pledgor hereby specifically waives (i) all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter enacted, and (ii) all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any rights hereunder or at law, except for bad faith, willful misconduct and gross negligence. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to exercise collection remedies against Issuer, or (ii) to disclaim disposition warranties on sale of any Pledged Collateral.

                           (b)      Any cash held by Lender as Pledged
         Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Lender, be held by

         Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section
         15), in whole or in part, by Lender against all or any part of the Secured Obligations in the manner provided in Section 14 hereof. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct; provided, that in the event that all of the conditions to the termination of this Agreement pursuant to Section 16 shall not have been fulfilled, such balance shall be held during the continuance of an Event of Default and applied from time to time as provided in this subsection 12(b) until all such conditions shall have been fulfilled.

                           (c) Pledgor recognizes that Lender may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales through exercise of any registration rights, and agrees that Lender has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit Issuer to register such Pledged Collateral for public sale under the Securities Act. Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Lender, and that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default had occurred and was continuing at the time that Lender exercised any of its remedies pursuant to this Agreement.

                  13.      Remedies Cumulative.

                           (a)      No failure on the part of Lender to
         exercise, and no delay in exercising and no course of dealing with respect to, any power, privilege or right under the Credit Documents, the Guarantee, the Cash Collateral Account Agreement or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any power, privilege or right under any of the Credit Documents, the Guarantee, the Cash Collateral Account Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other such power, privilege or right. Lender shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against Pledgor or others with respect to the payment of the Secured Obligations, and shall not be required to marshal the Pledged Collateral or to resort to the Pledged Collateral in any particular order. The powers, privileges and rights in this

         Agreement, the Guarantee, the Cash Collateral Account Agreement and the Credit Documents are cumulative and are not exclusive of any other remedies provided by law.

                           (b) Lender shall have, in addition to any other rights and remedies contained in this Agreement, the Guarantee, the Cash Collateral Account Agreement and the Credit Documents, and any other agreements, guaranties, notes, instruments and documents heretofore now or at any time or times hereafter executed by Pledgor or any other Person and delivered to Lender, all of the rights and remedies of a secured party under the UCC in force in any state in which the Pledged Collateral is located at any time, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law.

                  14. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral shall be applied: first to all reasonable fees, costs and expenses incurred by Lender with respect to this Agreement, the Guarantee, the Cash Collateral Account Agreement, the Credit Documents and the Pledged Collateral, including, without limitation, those described in Section 15 herein; second, to all fees, costs and expenses incurred by any Lender in connection with any action to enforce the Guarantee, the Cash Collateral Account Agreement, any Credit Document or to collect any payments due from Pledgor; third, to accrued and unpaid interest on the Secured Obligations (including any interest which but for the provisions of the Bankruptcy Code (Title 11 U.S.C.), would have accrued on such amounts); fourth, to the principal amounts of the Secured Obligations outstanding; fifth, to any other Secured Obligations Any proceeds remaining after application of the foregoing will be paid to Pledgor.

                  15. Expenses. Pledgor shall promptly pay to Lender all reasonable costs and expenses of Lender (both before and after the execution hereof) in connection with protecting or perfecting Lender's security interest in the Pledged Collateral, in connection with any realization or collection of the Pledged Collateral or Lender's enforcement or defense of any of its rights or remedies under this Agreement or at law, or in connection with any matters contemplated by or arising out of this Agreement, the Guarantee, the Cash Collateral Account Agreement or any of the Credit Documents.

                  16. Termination of Security Interests; Release of Pledged Collateral. Upon payment and performance in full of all Secured Obligations (other than indemnity obligations) and termination of the Guarantee, the Cash Collateral Account Agreement and the Credit Documents, the security interests granted herein shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon the sale of any Pledged Collateral, to the extent permitted by this Agreement, the Guarantee, the Cash Collateral Account Agreement, or the Credit Documents, Lender's security interests in such Pledged Collateral shall terminate and the rights in such Pledged Collateral shall revert to Pledgor or such purchaser. Upon such termination of the security interests or release of any Pledged Collateral, Lender will, at the expense of Pledgor, execute and/or file and deliver such documents as Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Pledged Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without recourse or warranty to Lender.

                  17. Amendments, Waivers and Consents. No amendment, modification. termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Lender and Pledgor.

                  18. Notices. Unless otherwise expressly provided herein, all notices, approvals, requests, demands, consents and other communications hereunder, including any notice of default or notice of sale, to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by overnight courier, when delivered, or (b) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of Pledgor and Lender, or to such other address as may be hereafter notified by the respective parties hereto:

If to Pledgor:

         MGN America, Inc.
         1660 N.E. Miami Gardens Drive
         North Miami Beach, FL 33179
         Attention: Chaim Katzman, President
         Facsimile: (305) 947-1734

with a copy to:

         Jeffrey Oshinsky, Esq.
         White & Case LLP
         200 S. Biscayne Blvd.
         Miami, FL 33180
         Facsimile: (305) 358-5744

If to Lender:

         Bank Leumi le-Israel B.M.
         Construction and Real Estate Division
         32 Yehuda Halevy Street
         Tel Aviv, Israel 65121
         Attention: Dafna Landau
         Facsimile: (972) 3-514-8980
with a copy to:

         Shaw Pittman
         335 Madison Avenue, 26th Floor
         New York, NY 10017-4605
         Attention: John C. Simons, Esq.
         Facsimile: (212) 603-6848

                  19. Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until termination of the security interests in the Pledged Collateral pursuant to Section 16 hereof,
(ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Lender hereunder and its successors and assigns. Without limiting the generality of the foregoing clause (iii), Lender may assign or otherwise transfer all or any portion of the Credit to any other Person as permitted in the Credit Documents, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Pledgor may not assign or transfer any of its interests or obligations hereunder without the prior consent of Lender.

                  20. Irrevocable Authorization and Instruction to Issuer. Pledgor hereby authorizes and instructs Issuer to comply with any instruction received by it from Lender in writing that (a) states that an Event of Default has occurred and is continuing, and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Issuer shall be fully protected in so complying.

                  21.      Waiver.

                           (a) In addition to any other waivers herein, Pledgor waives to the greatest extent it may lawfully do so, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Lender of, this Agreement. Pledgor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Secured Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of the Secured Obligations, notice of adverse change in Pledgor's or any other Person's financial condition or any other fact which might materially increase the risk to Pledgor) with respect to any of the Secured Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. To the maximum extent permitted by applicable law, Pledgor hereby waives any requirement on the part of the holder of the Credit to mitigate the damages resulting from any default under the Credit.

                           (b) If Lender may, under applicable law, proceed to realize its benefits under the Guarantee, the Cash Collateral Account Agreement or any of the Credit Documents giving Lender a Lien upon any collateral, whether owned by Pledgor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Lender under this Agreement.

                  22. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                  23. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                  24. Time is of Essence. Time is of the essence of each provision of this Agreement of which time is an element.

                  25. Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Guarantee and the Cash Collateral Account Agreement. Notwithstanding anything in this Agreement, the Guarantee, the Cash Collateral Account Agreement or implied by law to the contrary, the agreements, representations and warranties of Pledgor set forth herein shall terminate only upon payment of the Secured Obligations (other than indemnity obligations) and the termination of this Agreement.

                  26. Statute of Limitations; Suretyship Defenses. Pledgor hereby waives the right to plead any statute of limitations as a defense to any indebtedness or obligation hereunder or secured hereby to the full extent permitted by law, and hereby waives all suretyship defenses.

                  27. Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                  29. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL

LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS RULES OF THE STATE OF NEW YORK.

                  30. Submission To Jurisdiction; Waivers. Pledgor hereby irrevocably and unconditionally:

                                    (i)      submits for itself and its property
         in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                                    (ii)     consents that any such action or
         proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                                    (iii)    agrees that service of process in
         any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Pledgor at its address set forth in Section 18 hereof, or at such other address of which the Lender shall have been notified pursuant thereto;

                                    (iv)     agrees that nothing herein shall
         affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                                    (v)      waives, except in the case of bad
         faith, willful misconduct or gross negligence (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this section 30 any special, exemplary, or consequential damages.

                  31. WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          MGN AMERICA, INC.

                                          By /s/ Chaim Katzman
                                             ---------------------------------
                                             Chaim Katzman
                                             President

                  By acceptance hereof as of the date first above written, Lender agrees to be bound by the provisions hereof.

                                          BANK LEUMI LE-ISRAEL B.M., as Lender

                                          By /s/
                                             _________________________________
                                             Name:
                                             Title:

                                          By /s/
                                             _________________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                                Irrevocable Proxy

                  The undersigned hereby appoints BANK LEUMI LE-ISRAEL B.M. ("Lender"), as proxy with full power of substitution, and hereby authorizes Lender to represent and vote all of the shares of the capital stock of Equity One, Inc. acquired by the undersigned pursuant to that certain Equity One, Inc. Common Stock Purchase Agreement, dated as of October 28, 2002 (the "Pledged Shares") and all shares of the capital stock of Equity One, Inc. acquired by the undersigned in respect of or in exchange for the Pledged Shares, all held of record by the undersigned on the date of exercise hereof or at any meeting or at any other time chosen by Lender in its sole discretion, but only at the times and in the circumstances provided in that certain Pledge and Security Agreement dated as of February 11, 2003, executed by the undersigned in favor of Lender.

                                          MGN AMERICA, INC.

Date: _____________                       By:_________________________________
                                             Chaim Katzman
                                             President

                                    EXHIBIT B

                      Assignment Separate From Certificate

                  FOR VALUE RECEIVED, MGN AMERICA, INC. hereby sells, assigns and transfers unto _______________________________ _______________________
(__________) Shares of the Common Stock of Equity One, Inc., a Maryland corporation (the "Corporation"), standing in its name on the books of the Corporation represented by Certificate(s) No. ___________ herewith and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

         Date: _______________

                                          MGN AMERICA, INC.

                                          By:_________________________________
                                             Name:
                                             Title: